Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form F-3 (File Nos. 333-271068, 333-272933, 333-276869 and 333-277963) and Form S-8 (File No. 333-265968) of our report dated March 28, 2024, relating to the financial statements of Rail Vision Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 28, 2024